Exhibit 10 (nn)

Explanatory Note regarding Medicare Prescription Drug Plan Contracts between Humana and CMS

Recently, various subsidiaries of Humana Inc. and the Centers for Medicaid and Medicare Services entered into two separate contracts that allow Humana to operate of a Medicare Prescription Drug Plan under Sections 1860D-1 through 1860D-42 of the Social Security Act.

The form of contract providing for the operation of a Medicare Prescription Drug Plan was filed as Exhibit 10.3 to Humana’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, and is hereby incorporated by reference.

The following chart summarizes the two individual contracts by type and entity:

Participating Humana Entity	Applicable Addenda
Humana Insurance Company	10.3
Humana Insurance Company of New York	10.3